EXHIBIT 21.1


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                                  EXHIBIT 21.1

                          PRE-PAID LEGAL SERVICES, INC.
                           Subsidiaries of Registrant



                                                                Percentage of
                                               State of         Ownership by
             Name of Subsidiary             Incorporation         Registrant
             ------------------             -------------       -------------

Pre-Paid Legal Casualty, Inc.                  Oklahoma              100%

American Legal Services, Inc.                  Oklahoma              100%

Pre-Paid Legal Services, Inc. of Florida       Oklahoma              100%

C & A Investments, Inc.                        Oklahoma              100%

Pre-Paid Legal Administrators, Inc.            Oklahoma              100%

Justice 900, Inc.                              Oklahoma              100%

Legal Service Plans of Virginia, Inc.          Virginia              100%

Universal Fidelity Life Insurance Company      Oklahoma              100%

National Pre-Paid Legal Services of            Georgia          100% owned by
    Mississippi, Inc.                                           Pre-Paid Legal
                                                              Services, Inc. of
                                                                   Florida

Pre-Paid Legal Services of Tennessee, Inc.    Tennessee         100% owned by
                                                                Pre-Paid Legal
                                                                Casualty, Inc.